CAMPBELL REPORTS THIRD-QUARTER FISCAL 2022 RESULTS

•Earnings Per Share (EPS) from Continuing Operations increased 15% to $0.62. Adjusted EPS increased 37% to $0.70.
•Net Sales increased 7% and Organic Net Sales increased 9% to $2.1 billion.
•Demand for Campbell's products remained strong with consumption up 4% compared to prior year and up 14% on a three-year basis.
•Raises full-year fiscal 2022 net sales guidance reflecting strong year-to-date performance. Reaffirms Adjusted Earnings Before Interest and Taxes (EBIT) and Adjusted EPS guidance given continued expected higher inflation.

CAMDEN, N.J., Jun. 8, 2022—Campbell Soup Company (NYSE:CPB) today reported results for its third-quarter fiscal 2022.

Continuing Operations	Three Months Ended			Nine Months Ended
($ in millions, except per share)	May 1, 2022	May 2, 2021	% Change	May 1, 2022	May 2, 2021	% Change
Net Sales
As Reported (GAAP)	$2,130	$1,984	7%	$6,575	$6,603	—%
Organic			9%			1%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$294	$272	8%	$993	$1,134	(12)%
Adjusted	$321	$261	23%	$1,028	$1,100	(7)%
Diluted Earnings Per Share
As Reported (GAAP)	$0.62	$0.54	15%	$2.18	$2.36	(8)%
Adjusted	$0.70	$0.51	37%	$2.28	$2.33	(2)%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release. Prior-year results are adjusted to reflect the exclusion of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges.

CEO Comments
Commenting on the quarter, Mark Clouse, Campbell’s President and CEO, said, "As expected, we had a strong recovery across the business in the quarter with high-single-digit sales growth driven by sustained consumer demand for our brands and significantly improved supply. Our improved supply chain execution along with inflation-driven pricing began to mitigate the margin pressure we have experienced over the last 12 months. While the operating environment remains challenging and we continue to expect significant inflation, our team is executing well, and Campbell is on a much stronger foundation today. Looking ahead, we are raising our full-year fiscal 2022 net sales outlook and reaffirming our prior adjusted EBIT and adjusted EPS guidance reflecting the on-going inflation-driven margin pressure.”

Items Impacting Comparability for Continuing Operations
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Nine Months Ended
	May 1, 2022	May 2, 2021	May 1, 2022	May 2, 2021
As Reported (GAAP)	$0.62	$0.54	$2.18	$2.36

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.02	$0.04	$0.04	$0.10

Pension and postretirement adjustments	$0.04	$(0.01)	$0.03	$(0.10)

Loss on debt extinguishment	$0.01	$—	$0.01	$—

Commodity mark-to-market adjustments	$0.01	$(0.06)	$0.02	$(0.10)

Deferred tax charge	$—	$—	$—	$0.06

Adjusted*	$0.70	$0.51	$2.28	$2.33
*Numbers may not add due to rounding.

Third-Quarter Results from Continuing Operations
Net sales in the quarter increased 7% versus the prior year to $2.13 billion. Organic net sales, which exclude the impact from the sale of the Plum baby food and snacks business, increased 9%. Inflation-driven pricing and sales allowances of 11% more than offset volume declines of 3%. Despite some retailer inventory rebuild, volume declined in the quarter driven by select supply constraints and price elasticities.

Gross margin decreased to 31.2% from 31.7% last year. Excluding items impacting comparability, adjusted gross margin increased 90 basis points to 31.5% due to inflation-driven pricing actions, supply chain productivity improvements and cost savings initiatives. This margin expansion represents a gradual recovery of the significant year-to-date impact of increased cost inflation and other macro issues such as labor and materials availability. Volume/mix was unfavorable in the quarter largely due to reduced operating leverage.

Marketing and selling expenses decreased 7% to $188 million driven by lower advertising and consumer promotion expense (A&C). However, marketing and selling expenses remained at expected levels as a percentage of net sales of approximately 9%. Total A&C declined 16% as investments were moderated due in part to the pacing of supply recovery in the current quarter and some on-going materials availability issues.

Administrative expenses decreased 1% to $151 million. Excluding items impacting comparability, adjusted administrative expenses increased by 3% to $146 million.

Other expenses were $10 million compared to other income of $23 million in the prior year. Excluding items impacting comparability, adjusted other income was $6 million compared to $19 million in the prior year. The change was primarily due to income from transition services fees in the prior year.

As reported EBIT increased to $294 million from $272 million in the prior year. Excluding items impacting comparability, adjusted EBIT increased 23% compared to the prior year to $321 million primarily due to improved adjusted gross margin performance, lower marketing and selling expenses, partially offset by sales volume declines and lower adjusted other income.

Net interest expense was $50 million compared to $53 million in the prior year. Excluding items impacting comparability in the current year, adjusted net interest expense was $46 million compared to $53 million in the prior year reflecting lower levels of debt in the current year. The tax rate was 23.0% compared to 24.2% in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 160 basis points to 22.9% from 24.5% due to state tax law changes in the prior year.

As reported EPS from continuing operations increased 15% to $0.62 per share compared to $0.54 per share in the prior year. Excluding items impacting comparability, adjusted EPS from continuing operations increased $0.19, or 37%, compared to the prior year to $0.70 primarily reflecting the increase in adjusted EBIT, lower adjusted net interest expense and the benefit of lower weighted average diluted shares outstanding.

Nine-Month Results from Continuing Operations
Net sales were $6.58 billion, flat to the prior year. Organic net sales, which exclude the impact from the sale of the Plum baby food and snacks business, increased 1% as inflation-driven pricing and sales allowances offset volume declines stemming from supply challenges.

As reported EBIT decreased 12% compared to the prior year to $993 million. Excluding items impacting comparability, adjusted EBIT decreased 7% to $1.03 billion compared to the prior year, reflecting sales volume declines, lower adjusted other income and increased adjusted administrative expenses, partially offset by lower marketing and selling expenses and improved adjusted gross margin performance.

Net interest expense was $143 million compared to $162 million in the prior year. Excluding items impacting comparability in the current year, adjusted net interest expense was $139 million compared to $162 million in the prior year reflecting lower levels of debt. The tax rate was 22.2% compared to 25.9% in the prior year. Excluding items impacting comparability, the adjusted tax rate was 22.3% compared to 24.1% in the prior year, primarily due to the favorable resolution of several tax matters in the first quarter of this fiscal year.

The company reported EPS from continuing operations of $2.18 per share compared to $2.36 per share in the prior year. Excluding items impacting comparability, adjusted EPS from continuing operations decreased 2% compared to the prior year to $2.28 per share primarily reflecting the decrease in adjusted EBIT, partially offset by lower adjusted net interest expense, a lower adjusted tax rate and the benefit of lower weighted average diluted shares outstanding.

Cash flows from operations increased from $881 million in the prior year to $1.1 billion primarily due to changes in working capital, partially offset by lower cash earnings. Capital expenditures were $179 million compared to $190 million in the prior year. In line with the company’s commitment to return value to its shareholders, the company paid $340 million of cash dividends and repurchased approximately 2.7 million shares of its common stock at an aggregate cost of $116 million. At the end of the third quarter, the company had approximately $425 million remaining under the current $500 million strategic share repurchase program and approximately $173 million under its $250 million anti-dilutive share repurchase program.

Cost Savings Program from Continuing Operations
Through the third quarter, Campbell has achieved $840 million of total savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies. Campbell remains on track to deliver savings of $1 billion by the end of fiscal 2025.

Full-Year Fiscal 2022 Guidance
Campbell is raising its full-year fiscal 2022 net sales guidance to reflect year-to-date performance, expectations of continued strong demand for its portfolio of trusted brands, and limited price elasticities amidst a heightened inflationary environment, as well as continued supply recovery and improved service levels. Although the company’s third quarter adjusted EBIT margin improved relative to prior year, the company expects core inflation to exceed prior estimates for the balance of the year. The company expects margin pressure for full-year fiscal 2022 relative to the prior year despite ongoing mitigating actions such as net price realization, productivity improvements and cost savings initiatives. Accordingly, adjusted EBIT and adjusted EPS performance are expected to be consistent with the guidance provided on March 9, 2022.

The full-year fiscal 2022 guidance is set forth in the table below:

Continuing Operations	FY2021 Results		Previous FY2022 Guidance	Revised FY2022 Guidance
($ in millions, except per share)
Net Sales	$8,476		(2)% to 0%	0% to +1%
Organic Net Sales			(1)% to +1%	+1% to +2%

Adjusted EBIT	$1,356	*	(4.5)% to (1.5)%	(4.5)% to (1.5)%

Adjusted EPS	$2.86	*	(4)% to 0%	(4)% to 0%
			$2.75 to $2.85	$2.75 to $2.85

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for fiscal 2022 guidance as the company is unable to reasonably estimate the full-year financial impact of items such as actuarial gains or losses on pension and postretirement plans because these impacts are dependent on future changes in market conditions. The inability to predict the amount and timing of these future items makes a detailed reconciliation of these forward-looking financial measures impracticable.

The sale of the Plum baby food and snacks business, which was divested on May 3, 2021, is estimated to have an impact of 1 percentage point on net sales in fiscal 2022.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended May 1, 2022
	($ in millions)
	Meals & Beverages*	Snacks*	Total*
Net Sales, as Reported	$1,131	$999	$2,130

Volume and Mix	(3)%	(3)%	(3)%
Price and Sales Allowances	12%	10%	11%
Promotional Spending	(1)%	2%	—%
Organic Net Sales	9%	8%	9%
Divestiture	(2)%	—%	(1)%
% Change vs. Prior Year	6%	8%	7%

Segment Operating Earnings	$220	$127
% Change vs. Prior Year	18%	25%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Nine Months Ended May 1, 2022
	($ in millions)
	Meals & Beverages*	Snacks	Total
Net Sales, as Reported	$3,672	$2,903	$6,575

Volume and Mix	(6)%	(6)%	(6)%
Price and Sales Allowances	7%	6%	7%
Promotional Spending	2%	2%	—%
Organic Net Sales	—%	2%	1%
Divestiture	(2)%	—%	(1)%
% Change vs. Prior Year	(2)%	2%	—%

Segment Operating Earnings	$713	$376
% Change vs. Prior Year	(9)%	—%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales in the quarter increased 6%. Organic net sales, which exclude the impact from the sale of the Plum baby food and snacks business, increased 9% driven by increases in U.S. soup, foodservice and Prego pasta sauces, partially offset by declines in Canada. Inflation-driven pricing and sales allowances were partially offset by increased promotional spending. Volume decreased primarily due to supply constraints driven by labor and materials availability and price elasticities, partially offset by retailer inventory rebuild. Sales of U.S. soup increased 15% due to increases in condensed soups and ready-to-serve soups, while broth was comparable to the prior year.

Operating earnings from Meals & Beverages in the quarter increased 18% primarily due to improved gross margin performance, partially offset by sales volume declines. Gross margin performance reflected mitigation of on-going inflation with pricing actions, lower other supply chain costs and supply chain productivity improvements. Unfavorable volume/mix, which was largely due to reduced operating leverage, as well as higher levels of promotional spending also pressured gross margins. These results also reflect lower base operating earnings in the prior-year third quarter.

Snacks
Net sales in the quarter, both reported and organic, increased 8% while sales of power brands were up 13%. Snacks sales increased due to increases in salty snacks, primarily Snyder's of Hanover pretzels and Kettle Brand potato chips, as well as in cookies and crackers, primarily Goldfish crackers. Overall inflation-driven pricing and sales allowances and lower promotional spending were partly offset by volume declines. Despite some retailer inventory rebuild, volume declined in the quarter driven by supply constraints based on materials availability and price elasticities.

Operating earnings from Snacks in the quarter increased 25% primarily due to improved gross margin performance and lower marketing and selling expenses, partially offset by higher administrative expenses. Gross margin performance reflected mitigation of on-going inflation with pricing actions combined with the results of supply chain productivity improvements, execution improvements and cost savings initiatives, partially offset by some remaining elevated supply chain costs. These results also reflect lower base operating earnings in the prior-year third quarter.

Corporate
Corporate expense was $53 million in the third quarter of fiscal 2022 compared to expense of $14 million in the prior year. Corporate expense in the third quarter of fiscal 2022 included pension actuarial losses of $16 million, costs of $6 million related to cost savings initiatives and unrealized mark-to-market losses on outstanding undesignated commodity hedges of $5 million. Corporate expense in the third quarter of fiscal 2021 included costs of $13 million related to cost savings initiatives, unrealized mark-to-market gains on outstanding undesignated commodity hedges of $22 million, and pension actuarial gains of $4 million.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:00 a.m. Eastern Time. Participants calling from the U.S. may dial in using the toll-free phone number (888) 210-3346. Participants calling from outside the U.S. may dial in using phone number +1 (646) 960-0253. The conference access code is 2518868. In addition to dial-in, access to a live audio webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com/events-and-presentations. A recording of the call will also be available until 11:59 p.m. ET on June 28, 2022, at +1 (647) 362-9199 or 800-770-2030. The access code for the replay is 2518868.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages, which consists of our soup, simple meals and beverage products in retail and foodservice in U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; V8 juices and beverages; and Campbell’s tomato juice. The segment also includes snacking products in foodservice and Canada. The segment included the Plum baby food and snacks business, which was sold on May 3, 2021.

Snacks, which consists of Pepperidge Farm cookies*, crackers, fresh bakery and frozen products, including Goldfish crackers*, Snyder’s of Hanover pretzels*, Lance sandwich crackers*, Cape Cod potato chips*, Kettle Brand potato chips*, Late July snacks*, Snack Factory pretzel crisps*, Pop Secret popcorn, Emerald nuts, and other snacking products in retail in the U.S. The segment also includes the retail business in Latin America. We refer to the * brands as our "power brands."

About Campbell Soup Company
For more than 150 years, Campbell (NYSE:CPB) has been connecting people through food they love. Generations of consumers have trusted Campbell to provide delicious and affordable food and beverages. Headquartered in Camden, N.J. since 1869, Campbell generated fiscal 2021 net sales of nearly $8.5 billion. Our portfolio includes iconic brands such as Campbell’s, Cape Cod, Goldfish, Kettle Brand, Lance, Late July, Milano, Pace, Pacific Foods, Pepperidge Farm, Prego, Snyder’s of Hanover, Swanson and V8. Campbell has a heritage of giving back and acting as a good steward of the environment. The company is a member of the Standard & Poor's 500 as well as the FTSE4Good and Bloomberg Gender-Equality Indices. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Gardy	James Regan
(856) 342-6081	(856) 219-6409
rebecca_gardy@campbells.com	James_Regan@campbells.com

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) impacts of, and associated responses to, the COVID-19 pandemic on our business, suppliers, customers, consumers and employees; (2) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and growing/maintaining its market share position in soup; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (5) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (6) disruptions in or inefficiencies to the company’s supply chain and/or operations, including the impacts of the COVID-19 pandemic; (7) the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; (8) the risks related to the effectiveness of the company's hedging activities and the company's ability to respond to volatility in commodity prices; (9) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (10) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (11) changing inventory management practices by certain of the company’s key customers; (12) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (13) product quality and safety issues, including recalls and product liabilities; (14) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (15) the uncertainties of litigation and regulatory actions against the company; (16) the costs, disruption and diversion of management’s attention associated with activist investors; (17) a disruption, failure or security breach of the company’s or the company's vendors' information technology systems, including ransomware attacks; (18) impairment to goodwill or other intangible assets; (19) the company’s ability to protect its intellectual property rights; (20) increased liabilities and costs related to the company’s defined benefit pension plans; (21) the company’s ability to attract and retain key talent; (22) goals and initiatives related to, and the impacts of, climate change, including weather-related events; (23) negative changes and volatility in financial and credit markets, deteriorating economic conditions and other external factors, including changes in laws and regulations; (24) unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, other pandemics or other calamities; and (25) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	May 1, 2022	May 2, 2021
Net sales	$2,130	$1,984
Costs and expenses
Cost of products sold	1,465	1,356
Marketing and selling expenses	188	202
Administrative expenses	151	153
Research and development expenses	22	22
Other expenses / (income)	10	(23)
Restructuring charges	—	2
Total costs and expenses	1,836	1,712
Earnings before interest and taxes	294	272
Interest, net	50	53
Earnings before taxes	244	219
Taxes on earnings	56	53
Earnings from continuing operations	188	166
Loss from discontinued operations	—	(6)
Net earnings	188	160
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$188	$160
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.62	$.55
Loss from discontinued operations	—	(.02)
Net earnings attributable to Campbell Soup Company	$.62	$.53
Weighted average shares outstanding - basic	301	303
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.62	$.54
Loss from discontinued operations	—	(.02)
Net earnings attributable to Campbell Soup Company	$.62	$.52
Weighted average shares outstanding - assuming dilution	302	305

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	May 1, 2022	May 2, 2021
Net sales	$6,575	$6,603
Costs and expenses
Cost of products sold	4,519	4,379
Marketing and selling expenses	555	642
Administrative expenses	454	452
Research and development expenses	64	61
Other expenses / (income)	(10)	(86)
Restructuring charges	—	21
Total costs and expenses	5,582	5,469
Earnings before interest and taxes	993	1,134
Interest, net	143	162
Earnings before taxes	850	972
Taxes on earnings	189	252
Earnings from continuing operations	661	720
Loss from discontinued operations	—	(6)
Net earnings	661	714
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$661	$714
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$2.19	$2.38
Loss from discontinued operations	—	(.02)
Net earnings attributable to Campbell Soup Company	$2.19	$2.36
Weighted average shares outstanding - basic	302	303
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.18	$2.36
Loss from discontinued operations	—	(.02)
Net earnings attributable to Campbell Soup Company	$2.18	$2.34
Weighted average shares outstanding - assuming dilution	303	305

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	May 1, 2022	May 2, 2021	Percent Change
Sales
Contributions:
Meals & Beverages	$1,131	$1,062	6%
Snacks	999	922	8%
Total sales	$2,130	$1,984	7%
Earnings
Contributions:
Meals & Beverages	$220	$186	18%
Snacks	127	102	25%
Total operating earnings	347	288	20%
Corporate income (expense)	(53)	(14)
Restructuring charges	—	(2)
Earnings before interest and taxes	294	272	8%
Interest, net	50	53
Taxes on earnings	56	53
Earnings from continuing operations	188	166	13%
Loss from discontinued operations	—	(6)	n/m
Net earnings	188	160	18%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$188	$160	18%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.62	$.54	15%
Loss from discontinued operations	—	(.02)	n/m
Net earnings attributable to Campbell Soup Company	$.62	$.52	19%
Beginning in fiscal 2022, the foodservice and Canadian business formerly included in the Snacks segment is now managed as part of the Meals & Beverages segment. Segment results have been adjusted retrospectively to reflect this change.
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	May 1, 2022	May 2, 2021	Percent Change
Sales
Contributions:
Meals & Beverages	$3,672	$3,743	(2)%
Snacks	2,903	2,860	2%
Total sales	$6,575	$6,603	—%
Earnings
Contributions:
Meals & Beverages	$713	$785	(9)%
Snacks	376	377	—%
Total operating earnings	1,089	1,162	(6)%
Corporate income (expense)	(96)	(7)
Restructuring charges	—	(21)
Earnings before interest and taxes	993	1,134	(12)%
Interest, net	143	162
Taxes on earnings	189	252
Earnings from continuing operations	661	720	(8)%
Loss from discontinued operations	—	(6)	n/m
Net earnings	661	714	(7)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$661	$714	(7)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.18	$2.36	(8)%
Loss from discontinued operations	—	(.02)	n/m
Net earnings attributable to Campbell Soup Company	$2.18	$2.34	(7)%
Beginning in fiscal 2022, the foodservice and Canadian business formerly included in the Snacks segment is now managed as part of the Meals & Beverages segment. Segment results have been adjusted retrospectively to reflect this change.
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	May 1, 2022	May 2, 2021
Current assets	$1,852	$1,741
Assets of business held for sale	—	122
Plant assets, net	2,313	2,313
Intangible assets, net	7,186	7,232
Other assets	496	322
Total assets	$11,847	$11,730
Current liabilities	$2,699	$1,950
Liabilities of business held for sale	—	25
Long-term debt	3,998	4,997
Other liabilities	1,755	1,763
Total equity	3,395	2,995
Total liabilities and equity	$11,847	$11,730
Total debt	$4,748	$5,201
Total cash and cash equivalents	$196	$209

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	May 1, 2022	May 2, 2021
Cash flows from operating activities:
Net earnings	$661	$714
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	—	21
Stock-based compensation	46	51
Pension and postretirement benefit income	(31)	(87)
Depreciation and amortization	251	233
Deferred income taxes	39	99
Other	66	66
Changes in working capital
Accounts receivable	81	(4)
Inventories	(111)	(2)
Prepaid assets	(1)	(23)
Accounts payable and accrued liabilities	140	(149)
Other	(40)	(38)
Net cash provided by operating activities	1,101	881
Cash flows from investing activities:
Purchases of plant assets	(179)	(190)
Purchases of route businesses	(1)	(1)
Sales of route businesses	2	7
Other	10	7
Net cash used in investing activities	(168)	(177)
Cash flows from financing activities:
Short-term borrowings, including commercial paper	821	—
Short-term repayments, including commercial paper	(700)	(295)
Long-term repayments	—	(721)
Dividends paid	(340)	(327)
Treasury stock purchases	(116)	—
Treasury stock issuances	1	2
Payments related to tax withholding for stock-based compensation	(18)	(15)
Payments related to extinguishment of debt	(453)	—
Net cash used in financing activities	(805)	(1,356)
Effect of exchange rate changes on cash	(1)	2
Net change in cash and cash equivalents	127	(650)
Cash and cash equivalents — beginning of period	69	859
Cash and cash equivalents — end of period	$196	$209

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended May 1, 2022
Campbell Soup Company (the "company") uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance. Management considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of the company’s performance and trends in its underlying operating results. The adjustments on earnings may include but are not limited to items such as: unusual or non-recurring gains or charges; restructuring charges and related costs; actuarial gains or losses on pension and postretirement plans; gains or losses on the extinguishment of debt; gains or losses on divestitures; or impairment charges. Depending upon facts or circumstances, management may change these adjustments. When these adjustments change, the company will provide updated definitions of its non-GAAP financial measures. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company will remove these items from its non-GAAP definitions.

Beginning in fiscal 2022, the company added to the non-GAAP definition of Adjusted Net earnings the exclusion of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges until such time that the related exposure impacts its operating results. Since these instruments are used to reduce the volatility of commodity price fluctuations in future periods, this adjustment was made to remove the volatility in current results to facilitate the comparison of the company's historical operating results and trends in its underlying operating results. Prior periods presented have been adjusted retrospectively to reflect this change.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions and divestitures. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	May 1, 2022			May 2, 2021			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,131	$1	$1,132	$1,062	$(22)	$1,040	6%	9%
Snacks	999	—	999	922	—	922	8%	8%
Total Net Sales	$2,130	$1	$2,131	$1,984	$(22)	$1,962	7%	9%

Nine Months Ended
	May 1, 2022			May 2, 2021			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$3,672	$(7)	$3,665	$3,743	$(68)	$3,675	(2)%	—%
Snacks	2,903	—	2,903	2,860	—	2,860	2%	2%
Total Net Sales	$6,575	$(7)	$6,568	$6,603	$(68)	$6,535	—%	1%
Items Impacting Earnings
Adjusted Net earnings are net earnings excluding the impact of restructuring charges and related costs, actuarial gains or losses on pension and postretirement plans, losses on the extinguishment of debt, unrealized mark-to-market gains or losses on outstanding undesignated commodity hedges, a deferred tax charge related to a legal entity reorganization, and gains or losses on divestitures. Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

The following items impacted Earnings from continuing operations:
(1)The company has implemented several cost savings initiatives in recent years.

In the third quarter of fiscal 2022, the company recorded implementation costs and other related costs of $5 million in Administrative expenses and $1 million in Cost of products sold (aggregate impact of $5 million after tax, or $.02 per share) related to these initiatives. In the third quarter of fiscal 2021, the company recorded Restructuring charges of $2 million and implementation costs and other related costs of $11 million in Administrative expenses and $2 million in Cost of products sold (aggregate impact of $11 million after tax, or $.04 per share) related to these initiatives. In the nine-month period of fiscal 2022, the company recorded implementation costs and other related costs of $10 million in Administrative expenses and $5 million in Cost of products sold (aggregate impact of $12 million after tax, or $.04 per share) related to these initiatives. In the nine-month period of fiscal 2021, the company recorded Restructuring charges of $21 million and implementation costs and other related costs of $21 million in Administrative expenses and $1 million in Cost of products sold (aggregate impact of $32 million after tax, or $.10 per share) related to these initiatives. For the year ended August 1, 2021, the company recorded Restructuring charges of $21 million and implementation costs and other related costs of $28 million in Administrative expenses, $3 million in Cost of products sold, and $1 million in Marketing and selling expenses (aggregate impact of $40 million after tax, or $.13 per share) related to these initiatives.
(2)In the third quarter of fiscal 2022, the company recognized actuarial losses in Other expenses / (income) of $16 million ($12 million after tax, or $.04 per share). In the third quarter of fiscal 2021, the company recognized actuarial gains in Other expenses / (income) of $4 million ($3 million after tax, or $.01 per share). In the nine-month period of fiscal 2022, the company recognized actuarial losses in Other expenses / (income) of $12 million ($9 million after tax, or $.03 per share). In the nine-month period of fiscal 2021, the company recognized actuarial gains in Other expenses / (income) of $38 million ($29 million after tax, or $.10 per share). The actuarial gains and losses related to the remeasurements of U.S. and Canadian pension plans. These interim remeasurements were each due to lump sum distributions that exceeded or are expected to exceed service and interest costs resulting in settlement accounting for the plans. For the year ended August 1, 2021, the company recognized actuarial gains on pension and postretirement plans in Other expenses / (income) of $203 million ($155 million after tax, or $.51 per share).
(3)In the third quarter of fiscal 2022, the company recorded a loss in Interest expense of $4 million ($3 million after tax, or $.01 per share) on the extinguishment of debt.
(4)In the third quarter of fiscal 2022, the company recognized losses in Cost of products sold of $5 million ($4 million after tax, or $.01 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. In the third quarter of fiscal 2021, the company recognized gains in Cost of products sold of $22 million ($17 million after tax, or $.06 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. In the nine-month period of fiscal 2022, the company recognized losses in Cost of products sold of $8 million ($6 million after tax, or $.02 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. In the nine-month period of fiscal 2021, the company recognized gains in Cost of products sold of $39 million ($30 million after tax, or $.10 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. For the year ended August 1, 2021, the company recognized gains in Cost of products sold of $50 million ($38 million, or $.12 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges.
(5)In the nine-month period of fiscal 2021, the company recorded a $19 million ($.06 per share) deferred tax charge in connection with a legal entity reorganization as part of the continued integration of Snyder's-Lance, Inc.
(6)For the year ended August 1, 2021, the company recorded a loss in Other expenses / (income) of $11 million (and a gain of $3 million after tax, or $.01 per share) on the sale of its Plum baby food and snacks business.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	May 1, 2022			May 2, 2021
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$665	$6	$671	$628	$(20)	$608	10%
Gross margin percentage	31.2%		31.5%	31.7%		30.6%	90 pts

Administrative expenses	$151	$(5)	$146	$153	$(11)	$142	3%
Other expenses / (income)	$10	$(16)	$(6)	$(23)	$4	$(19)
Restructuring charges	$—	$—	$—	$2	$(2)	$—

Earnings before interest and taxes	$294	$27	$321	$272	$(11)	$261	23%
Interest, net	50	(4)	46	53	—	53	(13)%
Earnings before taxes	$244	$31	$275	$219	$(11)	$208
Taxes	56	7	63	53	(2)	51
Effective income tax rate	23.0%		22.9%	24.2%		24.5%	(160) pts
Earnings from continuing operations	$188	$24	$212	$166	$(9)	$157	35%
Loss from discontinued operations	—	—	—	(6)	—	(6)	n/m
Net earnings attributable to Campbell Soup Company	$188	$24	$212	$160	$(9)	$151	40%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.62	$.08	$.70	$.54	$(.03)	$.51	37%
Diluted loss per share - discontinued operations	—	—	—	(.02)	—	(.02)	n/m
Diluted net earnings per share attributable to Campbell Soup Company*	$.62	$.08	$.70	$.52	$(.03)	$.50	40%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Three Months Ended
	May 1, 2022
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Loss on debt extinguishment (3)	Commodity mark-to-market (4)	Adjustments
Gross margin	$1	$—	$—	$5	$6
Administrative expenses	(5)	—	—	—	(5)
Other expenses / (income)	—	(16)	—	—	(16)
Earnings before interest and taxes	$6	$16	$—	$5	$27
Interest, net	—	—	(4)	—	(4)
Earnings before taxes	$6	$16	$4	$5	$31
Taxes	1	4	1	1	7
Earnings from continuing operations	$5	$12	$3	$4	$24
Earnings from discontinued operations	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$5	$12	$3	$4	$24
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.02	$.04	$.01	$.01	$.08
Diluted earnings per share - discontinued operations	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.02	$.04	$.01	$.01	$.08

	Three Months Ended
	May 2, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Commodity mark-to-market (4)	Adjustments
Gross margin	$2	$—	$(22)	$(20)
Administrative expenses	(11)	—	—	(11)
Other expenses / (income)	—	4	—	4
Restructuring charges	(2)	—	—	(2)
Earnings before interest and taxes	$15	$(4)	$(22)	$(11)
Interest, net	—	—	—	—
Earnings before taxes	$15	$(4)	$(22)	$(11)
Taxes	4	(1)	(5)	(2)
Earnings from continuing operations	$11	$(3)	$(17)	$(9)
Loss from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$11	$(3)	$(17)	$(9)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.04	$(.01)	$(.06)	$(.03)
Diluted loss per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$(.01)	$(.06)	$(.03)

	Nine Months Ended
	May 1, 2022			May 2, 2021
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,056	$13	$2,069	$2,224	$(38)	$2,186	(5)%
Gross margin percentage	31.3%		31.5%	33.7%		33.1%	(160) pts

Administrative expenses	$454	$(10)	$444	$452	$(21)	$431	3%
Other expenses / (income)	$(10)	$(12)	$(22)	$(86)	$38	$(48)
Restructuring charges	$—	$—	$—	$21	$(21)	$—

Earnings before interest and taxes	$993	$35	$1,028	$1,134	$(34)	$1,100	(7)%
Interest, net	143	(4)	139	162	—	162	(14)%
Earnings before taxes	$850	$39	$889	$972	$(34)	$938
Taxes	189	9	198	252	(26)	226
Effective income tax rate	22.2%		22.3%	25.9%		24.1%	(180) pts
Earnings from continuing operations	$661	$30	$691	$720	$(8)	$712	(3)%
Loss from discontinued operations	—	—	—	(6)	—	(6)	n/m
Net earnings attributable to Campbell Soup Company	$661	$30	$691	$714	$(8)	$706	(2)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.18	$.10	$2.28	$2.36	$(.03)	$2.33	(2)%
Diluted loss per share - discontinued operations	—	—	—	(.02)	—	(.02)	n/m
Diluted net earnings per share attributable to Campbell Soup Company	$2.18	$.10	$2.28	$2.34	$(.03)	$2.31	(1)%
(a)See following tables for additional information.
n/m - not meaningful

	Nine Months Ended
	May 1, 2022
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Loss on debt extinguishment (3)	Commodity mark-to-market (4)	Adjustments
Gross margin	$5	$—	$—	$8	$13
Administrative expenses	(10)	—	—	—	(10)
Other expenses / (income)	—	(12)	—	—	(12)
Earnings before interest and taxes	$15	$12	$—	$8	$35
Interest, net	—	—	(4)	—	(4)
Earnings before taxes	$15	$12	$4	$8	$39
Taxes	3	3	1	2	9
Earnings from continuing operations	$12	$9	$3	$6	$30
Earnings from discontinued operations	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$12	$9	$3	$6	$30
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.04	$.03	$.01	$.02	$.10
Diluted earnings per share - discontinued operations	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$.03	$.01	$.02	$.10

	Nine Months Ended
	May 2, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Commodity mark-to-market (4)	Deferred tax charge (5)	Adjustments
Gross margin	$1	$—	$(39)	$—	$(38)
Administrative expenses	(21)	—	—	—	(21)
Other expenses / (income)	—	38	—	—	38
Restructuring charges	(21)	—	—	—	(21)
Earnings before interest and taxes	$43	$(38)	$(39)	$—	$(34)
Interest, net	—	—	—	—	—
Earnings before taxes	$43	$(38)	$(39)	$—	$(34)
Taxes	11	(9)	(9)	(19)	(26)
Earnings from continuing operations	$32	$(29)	$(30)	$19	$(8)
Loss from discontinued operations	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$32	$(29)	$(30)	$19	$(8)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.10	$(.10)	$(.10)	$.06	$(.03)
Diluted loss per share - discontinued operations	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.10	$(.10)	$(.10)	$.06	$(.03)
*The sum of individual per share amounts may not add due to rounding.

(millions, except per share amounts)	Year Ended August 1, 2021
Gross margin, as reported	$2,811
Add: Restructuring charges, implementation costs and other related costs (1)	3
Deduct: Commodity mark-to-market adjustments (4)	(50)
Adjusted Gross margin	$2,764
Adjusted Gross margin percentage	32.6%
Earnings before interest and taxes, as reported	$1,545
Add: Restructuring charges, implementation costs and other related costs (1)	53
Deduct: Pension and postretirement adjustments (2)	(203)
Deduct: Commodity mark-to-market adjustments (4)	(50)
Add: Divestiture (6)	11
Adjusted Earnings before interest and taxes	$1,356
Interest, net, as reported	$209
Adjusted Earnings before taxes	$1,147
Taxes on earnings, as reported	$328
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	13
Deduct: Tax expense from pension and postretirement adjustments (2)	(48)
Deduct: Tax expense from commodity mark-to-market adjustments (4)	(12)
Deduct: Tax expense from deferred tax charge (5)	(19)
Add: Tax benefit from divestiture (6)	14
Adjusted Taxes on earnings	$276
Adjusted effective income tax rate	24.1%
Earnings from continuing operations, as reported	$1,008
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	40
Deduct: Net adjustment from pension and postretirement adjustments (2)	(155)
Deduct: Net adjustment from commodity mark-to-market adjustments (4)	(38)
Add: Net adjustment from deferred tax charge (5)	19
Deduct: Net adjustment from divestiture (6)	(3)
Adjusted Earnings from continuing operations	$871
Loss from discontinued operations, as reported	$(6)
Adjusted Net earnings attributable to Campbell Soup Company	$865
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$3.30
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.13
Deduct: Net adjustment from pension and postretirement adjustments (2)	(.51)
Deduct: Net adjustment from commodity mark-to-market adjustments (4)	(.12)
Add: Net adjustment from deferred tax charge (5)	.06
Deduct: Net adjustment from divestiture (6)	(.01)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.86
Diluted loss per share - discontinued operations, as reported	$(.02)
Diluted net earnings per share attributable to Campbell Soup Company, as reported*	$3.29
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.13
Deduct: Net adjustment from pension and postretirement adjustments (2)	(.51)
Deduct: Net adjustment from commodity mark-to-market adjustments (4)	(.12)
Add: Net adjustment from deferred tax charge (5)	.06
Deduct: Net adjustment from divestiture (6)	(.01)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$2.84
*The sum of individual per share amounts may not add due to rounding.